AGREEMENT OF MERGER AND PLAN OF REORGANIZATION

                                   among

                               Ashland Inc.,

            through its division known as The Valvoline Company

                                    and

      Bernard A Li, individually and as trustee of The Li Family Trust
                              Charles W. Hill
                                    and
                              Walter S. Arnold
                                    and
                        EGL-1, Inc. (the "Company")

       for the acquisition by merger of all the outstanding shares of
                        Common Stock of the Company

                              January 21, 1998

                           LIST OF EXHIBITS

Exhibit 1.4       Form of Registration Rights Agreement

Exhibit 5.1(G)    Form of Affidavit re Non-Foreign Status

Exhibit 6.7       Forms of Releases

Exhibit 6.11(a)   Form of Consulting Agreement for Bernard A. Li

Exhibit 6.11(b)   Form of Employment Agreement for Walter S. Arnold

Exhibit 6.11(c)   Form of Employment Agreement for Charles W. Hill

Exhibit 6.11(d)   Offer of Employment for Elsie Jordan

Exhibit 9.1(a)    Form of Shareholders' Closing Certificate

Exhibit 9.1(b)    Form of Opinion of Counsel to Shareholders

Exhibit 9.2(e)    Form of Opinion of Counsel to Purchaser

               AGREEMENT OF MERGER AND PLAN OF REORGANIZATION


                  THIS AGREEMENT OF MERGER AND PLAN OF REORGANIZATION ("Agreement"), made and entered into as of this 21st day of January, 1998, among Bernard A. Li, an individual, individually and as trustee of The Li Family Trust, Charles W. Hill, an individual, and Walter S. Arnold, an individual (collectively hereinafter referred to as the "Shareholders"), EGL-1, Inc., a California corporation (the "Company"), and Ashland Inc., a Kentucky corporation, through its division known as The Valvoline Company, with offices located at 3499 Blazer Parkway, Lexington, Kentucky 40509 (hereinafter referred to as the "Purchaser"). Immediately upon execution of this Agreement, Purchaser shall form a California corporation which shall be a wholly-owned subsidiary of Purchaser ("Valvoline Sub");

                                WITNESSETH:

                  WHEREAS, the Shareholders own of record and beneficially all of the issued and outstanding shares of capital stock of the Company;

                  WHEREAS, the Shareholders desire to sell to Purchaser, and Purchaser desires to buy from the Shareholders, all of the issued and outstanding shares of common stock, no par value, of the Company (the "Shares");

                  WHEREAS, the Shareholders and Purchaser intend that the acquisition of the Shares qualify as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code");

                  NOW, THEREFORE, in consideration of the foregoing premises, the mutual representations, warranties, covenants and agreements contained herein, and upon terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows:


                                ARTICLE I.
                              TERMS OF MERGER

                  1.1 Merger. On the Closing Date, pursuant to the statutory agreement of merger executed concurrently herewith, (i) Valvoline Sub shall merge with and into the Company (the "Merger"), (ii) all the outstanding capital stock of Valvoline Sub shall be converted into that number of shares of common stock of the Company equal to the Purchase Price (as adjusted pursuant to Section 1.3) divided by the amount of Ashland Stock equivalent to the value of the Purchase Price (as so adjusted), as determined under Section 1.4, and (iii) the Shares shall be converted into
the  Purchase  Price  (as  hereinafter   defined).   At  the  Closing,  the
Shareholders shall deliver to Purchaser certificates, representing all of the Shares, and Purchaser shall deliver to the Shareholders the Purchase Price.

                  1.2 Purchase Price. The aggregate purchase price for the Shares to be paid by Purchaser to the Shareholders hereunder shall be the sum of Twenty Seven Million Dollars ($27,000,000.00), as may be adjusted pursuant to the provisions of Section 1.3 hereof (the "Purchase Price").

                  1.3 Purchase Price Adjustment. Subject to compliance by Purchaser with the provisions of this Section 1.3, the Purchase Price shall be adjusted downward by the sum of (i) the Employee Bonus Amounts (as hereinafter defined) and (ii) the Company Transaction Fees (as hereinafter defined). Prior to the Closing, the Purchaser shall have contributed to the capital of Valvoline Sub cash in the amount sufficient to pay the Employee Bonus Amounts and the Company Transaction Fees and on the Closing Date the Purchaser shall cause the Company, as successor to Valvoline Sub, to use such cash to pay the Employee Bonus Amounts and the Company Transaction Fees. "Company Transaction Fees" means the fees and charges incurred in connection with the transactions contemplated by this Agreement to (i) Donaldson, Lufkin & Jenrette, (ii) Sheppard, Mullin, Richter & Hampton LLP,
(iii) Good, Swartz & Berns, and (iv) Fulwider, Patton, Lee & Utecht, LLP. At least five days before the Closing Date, the Shareholders shall cause the Company to deliver to Purchaser a schedule showing the amounts of the Company Transaction Fees. The parties agree that the Company shall have the right to enter into agreements with its employees to provide for the payment to such employees of the amounts set forth beside each employee's name as set forth on Schedule 1.3 hereto ("Employee Bonus Amounts"). The Company shall use its commercially reasonable efforts to obtain releases from such employees and to provide copies thereof to the Purchaser on the business day immediately preceding the Closing Date.


                  1.4 Form of Consideration. The Purchase Price shall be paid by Purchaser at Closing to the Shareholders by issuance of shares of common stock, par value $1.00 per share, of Ashland Inc., a Kentucky corporation (the "Ashland Stock") in an amount equivalent to the value of the Purchase Price. The number of shares of Ashland Stock that will be deemed equivalent to the value of the Purchase Price shall be determined by dividing the Purchase Price by the lesser of the closing price of Ashland Stock as reported on the composite tape of the New York Stock Exchange for:
(1) the business day immediately  preceding the Closing;  or (2) the twenty
(20) business days immediately  preceding Closing,  represented as a simple
average.   The   Ashland   Stock   shall   be  paid  to  the   Shareholders
proportionately according to the number and percentage of shares of the Company held by each Shareholder at Closing. None of the Purchase Price may be paid in cash or other property except for payment of any fractional shares of the Purchaser. Following the Closing, the Purchaser shall file a registration statement for the purpose of registering the resale of the Ashland Stock under the Securities Act of 1933, as amended ("Securities
Act") subject to the terms and conditions of a Registration Rights Agreement substantially in the form of Exhibit 1.4 hereto.

                  1.5 Binding Nature of Agreement. Until the Closing Date, the Shareholders and their representatives shall be prohibited from discussing, negotiating or entering into an agreement with any third party for the purpose of or in any way related to the potential acquisition of the Company, its stock or its assets. In addition, the parties shall jointly prepare a public announcement outlining the proposed arrangement between the parties to be released as soon as practicable following the execution of this Agreement.

                                  ARTICLE II.
                                  CLOSING

                  2.1 The Closing; Closing Date. The Merger shall take place at the offices of Sheppard, Mullin, Richter & Hampton LLP, 501 West Broadway, 19th Floor, San Diego, California 92101 at 9:00 a.m. on February 2, 1998, or at such other place and/or other date as the parties may mutually agree (the "Closing Date"). In no event shall the Closing Date be later than February 15, 1998.


                                 ARTICLE III.
                       REPRESENTATIONS AND WARRANTIES
                            OF THE SHAREHOLDERS

                  Each of the Shareholders represents and warrants severally, but not jointly, to Purchaser as set forth in this Article III. The representations and warranties of the Shareholders set forth in Sections 3.3, 3.5 and 3.6 shall be deemed to be given by a Shareholder solely as to himself. For all other representations and warranties provided by the Shareholders, each Shareholder's knowledge shall be imputed to the other Shareholders regardless of a particular Shareholder's actual knowledge. As used herein, "knowledge" of a Shareholder shall mean such Shareholder's actual knowledge. Matters disclosed in a schedule in reference to any specific section shall be deemed to be disclosed for all purposes of this Article III.

                  3.1  Organization  of  the  Company.   The  Company  is  a
corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing in all jurisdictions in which it is conducting its business (except where the failure to so qualify would not have a material adverse effect on the Company) and each jurisdiction wherein the Company is qualified or authorized is set forth in Schedule 3.1.

                  3.2 Capitalization of the Company. As of the date hereof, the authorized capitalization of the Company consists of 1,000,000 shares of Common Stock, no par value, of which 100,000 shares are issued and outstanding. All of the issued and outstanding shares of the Company are
held  by  the  Shareholders,   and  are  validly  issued,  fully  paid  and
non-assessable. There are no outstanding rights, subscriptions, warrants, calls, options or other agreements of any kind to purchase or otherwise receive from the Shareholders or the Company, and there are no securities convertible into or exchangeable for, any shares of capital stock of the Company.

                  3.3 Title to Shares. The Shareholders are the beneficial and record owners of all the Shares, free and clear of any lien, pledge or encumbrance ("Liens").

                  3.4   Articles   of   Incorporation   and   By-laws.   The
Shareholders have heretofore delivered or made available to Purchaser copies of the Company's Articles of Incorporation and By-laws, which have not been amended since such delivery or being made available.

                  3.5 The Shareholders; Authority. The Shareholders have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder. This Agreement has been duly executed and delivered by the Shareholders and constitutes the valid and binding obligation of the Shareholders, enforceable against the Shareholders in accordance with its terms, except as enforcement thereof may be limited by
bankruptcy,   insolvency,   reorganization,   moratorium,  and  other  laws
affecting the enforcement of creditors' rights generally and subject to equitable principles.

                  3.6  Consents  and  Approvals.  Except  as  set  forth  on
Schedule 3.6, there is no authorization, consent order or approval of, or notice to or filing with, any governmental authority required to be obtained or given or waiting period required to expire as a condition to the lawful consummation by the Shareholders of the sale of the Shares pursuant to this Agreement.

                  3.7 No Conflicts. Except as set forth on Schedule 3.7, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will:

                           a) violate or conflict with any provision of the
Articles of Incorporation or By-laws of the Company;

                           b)  violate,  conflict  with  or  result  in the
breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default under the terms of any contract, mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation of or with the Company, whether written or oral (collectively, "Obligations"), except where any of the foregoing would not have a material adverse effect on the Company;

                           c) result in the creation of any  material  Lien
upon any assets of the Company pursuant to the terms of any Obligation;

                           d) violate any judgment, order, writ, injunction
or decree of any court, arbitrator, administrative agency or government authority (collectively, "Orders") to which the Company is a party; or

                           e) constitute a violation by the Shareholders or
the Company of any statute, law or regulation of any jurisdiction, except for any violation which would not have a material adverse effect on the Company.

                  3.8 Financial Statements. The Shareholders have delivered to Purchaser (a) true copies, reviewed by Good, Swartz & Berns, the Company's independent certified public accountants, of the Company's Balance Sheet ("Balance Sheet" and the date thereof being the "Balance Sheet Date") for the fiscal year ended December 31, 1996 (the "Reviewed Financial Statements"); and (b) the balance sheet and income statement for the eleven month period ended November 30, 1997 (the "Current Financial Statements"), all of which Reviewed Financial Statements and Current Financial Statements are set forth on Schedule 3.8 (collectively, "the Financial Statements"). The Reviewed Financial Statements were reviewed and prepared in conformity with generally accepted accounting principles consistently applied so as to fairly present the financial condition and results of operations of the Company for the period presented. The Current Financial Statements have been prepared by management of the Company for internal purposes on a basis consistent with past practice.

                  3.9 Liabilities. The Company does not have any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except for debts, obligations or liabilities that (i) are set forth on Schedule 3.9, (ii) are fully reflected in, or reserved against on, the Reviewed Financial Statements or the Current Financial Statements, (iii) were not required to be set forth in the Reviewed Financial Statements in accordance with generally accepted accounting principles on a consistently applied basis,
(iv) were incurred in the ordinary course of business, (v) are created under this Agreement or other contracts listed on Schedule 3.14 hereto or as required or permitted thereby, or (vi) would not have a material adverse effect on the Company.

                  3.10 Absence of Certain Changes or Events. Except as set forth in Schedule 3.10 or except as otherwise contemplated by this Agreement (including without limitation payment of the Employee Bonus Amounts), since September 30, 1997, there has not been (a) any damage, destruction or casualty loss to the physical properties of the Company (whether covered by insurance or not) in excess of $25,000.00 in the aggregate; (b) any material adverse change in the business, operations or financial condition of the Company; (c) any entry into any transaction, commitment or agreement (including without limitation any borrowing or capital expenditure) to the Company except in the ordinary course of business and in any event not greater than $25,000.00; (d) any redemption or other acquisition by the Company of the Company's capital stock or any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property with respect to the Company's capital stock; (e) any increase in the rate or terms of compensation payable, or to become payable, by the Company to its directors, officers or employees or any increase in the rate or terms of any bonus, pension, insurance or other employee benefit plan, payment or arrangement made to, for or with any such directors, officers or key employees; or (f) any sale, transfer or other disposition of any asset of the Company to any party, including the Shareholders, except for (I) payment of third-party obligations incurred,
(II) transfers of assets identified as "Excluded Assets" on Schedule 3.10-A hereto, which Excluded Assets may be transferred to the Shareholders or an entity owned or controlled by them (which transfer will not cause the Company, after the merger with Valvoline Sub, to fail to hold substantially all of its properties other than the Ashland Stock within the meaning of Code Section 368(a)(2)(E)(i)), and (III) transfers of assets in the ordinary course of business or (g) any failure by the Company to pay its accounts payable or other obligations in the ordinary course of business, except for any failure which would not have a material adverse effect on the Company.

                  3.11        Properties.

                           a) The  Company  does not own any real  property
and there are no options held by the Company or contractual obligations to purchase or acquire (including by way of lease) any interest in real property.

                           b)  Schedule  3.11(b)  sets  forth  all  leases,
subleases or other agreements under which the Company is lessee or lessor of any real property. There is not under any of such instruments any existing or claimed default, event of default or, to the Shareholders' knowledge, event which, with notice or lapse of time or both, would constitute an event of default by the Company.

                  3.12 Patents, Copyrights and Trademarks. Schedule 3.12 sets forth a list of all patents, pending patent applications, copyrights, trademarks and trade names ("Proprietary Rights") used by the Company for which the Company has or is seeking registration protection, all of which are either owned by or licensed to the Company. The Company possesses the right to use and to prevent others from using such Proprietary Rights to the extent allowable by applicable law and to the extent not limited by existing agreements. Excepting the potential claims which may arise from
certain  existing   conflicts  as  set  forth  on  Schedule  3.12,  to  the
Shareholders' knowledge, such Proprietary Rights do not infringe upon the intellectual property rights currently asserted by others. Such Proprietary Rights are sufficient and adequate to carry on the business of the Company as heretofore conducted by the Company.

                  3.13 Insurance. Schedule 3.13 sets forth a list of current primary policies or binders of fire, liability, product liability, workers' compensation, vehicular, and other current primary insurance held by or in force for the benefit of the Shareholders, including the Company. Such policies and binders are in full force and effect. All premiums due on such policies have been paid or accrued. The Company has not borrowed or assigned any of the proceeds of any such policies to any other person or entity, other than naming persons or entities as additional insureds or loss payees. The Company is not in default with respect to any provision contained in any such policy or binder, the effect of which default could impair the ability of the Company to avail itself of the coverage provided by such policy or binder, and the Company has not failed to give any notice or present any claim under any such policy or binder when due and in a timely fashion.

                  3.14 Contracts and Other Agreements.

                           a)   Schedule   3.14(a)   sets   forth  a  short
description of all of the following agreements to which the Company is a party or which it or its assets or properties are bound or subject:

                                  (i) agreements which obligate the Company
to purchase more than $25,000.00 worth of goods and/or services from any one of the Shareholders or a group or entity related to or affiliated with one of the Shareholders;

                                  (ii) agreements for the sale of any of the
assets of the Company not in the ordinary course of business;

                                  (iii) leases  with a duration  of more than
one (1) year which obligate the payment as rent or otherwise, in case of each such lease, in excess of $25,000.00 per year;

                                  (iv) employment  contracts,  consulting or
other contracts for personal services, executive compensation plans, bonus plans, deferred compensation agreements, golden parachute agreements or other plans, arrangements or contracts, whether written or oral, providing for benefits or compensation for employees of the Company;

                                  (v)  agreements  and/or  commitments  for
capital expenditures in excess of $25,000.00;

                                  (vi) agreements which obligate the Company
to supply products, materials and/or services for a period of one (1) year or more or which have a remaining amount to be paid to the Company in excess of $25,000.00;

                                  (vii)    contracts,     loan    agreements,
repurchase agreements, mortgages, security agreements, trust indentures, promissory notes or other documents relating to the borrowing of money or for lines of credit;

                                  (viii)  contracts for the sale of securities
or for the grant of options or preferential rights to purchase any securities;

                                  (ix)   partnerships   or   joint   venture
agreements;

                                  (x)  contracts   materially  limiting  or
restraining the Company from competing in its business;

                                  (xi) agreements which obligate the Company
to assume, indemnify, or to otherwise become contingently liable or responsible for the obligations of any other person or entity;

                                  (xii) bids to  perform  services  and/or to
provide products or materials in an amount in excess of $25,000;

                                  (xiii) warranties or similar  commitments or
agreements where the consideration paid or to be paid is more than $25,000;

                                  (xiv) any other  contract or agreement that
is material to the Company or its business.

                           b) Except  as  otherwise  set forth in  Schedule
3.14(b), neither the Company nor the Shareholders have received notice of any (i) unresolved claim or threat that the Company has breached any term or condition of any of the contracts, commitments, or agreements set forth in Schedule 3.14(a), or (ii) notice of repudiation or denial of the enforceability of any of the contracts, commitments or agreements set forth in Schedule 3.14(a). All contracts, commitments and agreements set forth on
Schedule 3.14(a) are in full force and effect and there is no default, nor, to the Shareholders' knowledge, any event which, with notice or lapse of time, or both, will become a default.

                  3.15 Accounts Receivable. All of the accounts receivable and notes receivable owing to the Company as of the Closing constitute valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and as of the date hereof there are no claims, refusals to pay or other rights of set-off against any thereof known to the Shareholder. Except as set forth on Schedule 3.15, as of the date hereof there is (a) no account debtor or note debtor delinquent in its payment by more than sixty (60) days, (b) no account debtor or note debtor who has refused or threatened to refuse to pay its obligations for any reason, (c) to the Shareholders' knowledge, no such account debtor or note debtor who is insolvent or bankrupt, and (d) no account receivable or note receivable pledged to any third party.

                  3.16 Accounts Payable and Accrued Expenses. All accounts payable, accruable expenses, and notes payable by the Company to third parties as of the Closing arose in the ordinary course of business, and as of the Closing there is no account payable, accrued expense, or note payable past due or delinquent in its payment.

                  3.17 Inventories. Except as set forth on Schedule 3.17, the inventories of the Company as of the Closing (a) include no items which are slow moving, below standard quality, or of a quality or quantity not useable or saleable in the ordinary course of business, the aggregate value of which has not been written down on the Company's books of account to realizable market value, and (b) are of a quality and quantity which is reasonable in the circumstances of the Company's business.

                  3.18 Equipment and Machinery. Schedule 3.18 sets forth a complete and correct list as of December 31, 1997 of each item of equipment and machinery owned or leased by the Company. Except as set forth in
Schedule 3.18, the Company has good title, free and clear of all Liens to the equipment and machinery owned by it. None of the title defects, objections, security interests, or Liens materially adversely affects the value of any of the items of equipment and machinery or interferes with its use in the conduct of the business of the Company. Except as set forth in
Schedule 3.18, the Company holds good and transferable leaseholds in all of the equipment and machinery leased by them, in each case under valid and enforceable leases. The Company is not in default with respect to any item of equipment and machinery leased by them, and, to the Shareholders' knowledge, no event has occurred that constitutes or, with due notice or lapse of time or both, may constitute a default under any lease thereof. Except for repairs in the ordinary course of business, the equipment and machinery listed in Schedule 3.18 is in good operating condition and repair, normal wear and tear excepted.

                  3.19 Permits and Licenses. Schedule 3.19 sets forth all governmental licenses, permits and approvals (collectively, the "Permits") currently held by the Company and all such Permits are in full force and effect. Schedule 3.19 also sets forth all applications for Permits currently pending. Except as set forth in Schedule 3.19, the Company has not received notice from any governmental entity to the effect that any additional Permits are required. Except as set forth in Schedule 3.19, the Permits are sufficient and adequate to permit the continued lawful conduct of the business of the Company as heretofore conducted and none of the operations of the Company are being conducted in a manner that violate any of the terms or conditions under which any Permit was granted, which violation would have a material adverse effect on the Company.

                  3.20 Compliance With Laws.  Except as set forth in Sections
3.19  (Permits  and  Licenses),  3.21  (Environmental  Liabilities),   3.22
(Actions  and  Proceedings),   3.24  (Certain  Business  Practices),   3.25
(Employees and Benefit Plans),  and Article V (Taxes),  or in the Schedules
thereto,  the  Company  has  complied  with  all  laws,  statutes,   rules,
regulations and orders applicable to its business, except for such non-compliance which would not have a material adverse effect on the Company.

                  3.21        Environmental Liabilities.

                           a) Except as set forth on Schedule 3.21(a),  the
Company has not used, stored, treated, transported, manufactured, refined, handled, produced, or disposed of any Hazardous Materials or Petroleum Products, as hereinafter defined, on, in, under, at, from, or above any of their current or former properties or assets or property leased by them, or otherwise, in any manner which at the time of the action in question violated any Environmental Law, as hereinafter defined, governing the use, storage, treatment, transportation, manufacture, refinement, handling, production, or disposal of Hazardous Materials or Petroleum Products, except for any violation which would not have a material adverse effect on the Company.

                           b) Except as set forth on Schedule 3.21(b),  the
Company has no material obligations or liabilities, matured or not matured, absolute or contingent, assessed or unassessed, and no pending claims have been made against them and no currently outstanding citations or notices including, without limitation, notice letters, information requests or notices of potential responsibility, have been issued against any of them, which in the case of any of the foregoing have been or are imposed by any provision of any Environmental Laws.

                           c) As used  herein,  "Environmental  Laws" shall
mean any and all federal state, local, or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, or requirements of any federal, state, municipal, or other governmental department, commission, board, bureau or agency, regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Materials or Petroleum Products or environmental protection, as now in effect, including without limitation, the Clean Water Act, also known as the Federal Water Pollution Control Act, 33 U.S.C. Sec. 1251 et seq., the Clean Air Act, 42 U.S.C. Secs. 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 300F et seq., the Surface Mining Control and Reclamation Act 30 U.S.C. Secs. 1201 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec. 9601 et seq., the Superfund Amendment and Reauthorization Act of 1986, Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act, 42 U.S.C. Sec. 1101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sec. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sec. 2601 et seq., and any comparable state law, together, in each case, with any amendment thereto, and the regulations adopted thereunder and all substitutions thereof.

                           d) As used herein,  "Hazardous  Materials" shall
mean any hazardous materials, hazardous wastes, infectious medical wastes, hazardous or toxic substances, asbestos, asbestos fibers, friable asbestos, any PCB's, waste or used oil, or constituents of the foregoing, or other waste or material defined or regulated as such in or under any Environmental Law and shall include gasoline, diesel fuel, motor oil, heating oil, kerosene, and any other petroleum products.

                  3.22  Actions  and  Proceedings.  Except  as set  forth  in
Schedule 3.22, there are no (a) suits,  claims or legal,  administrative or
arbitration   proceedings  or  investigations   (collectively,   "Actions")
(whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) or (b) governmental or professional
inquiries   (including,   without   limitation,   any  inquiry  as  to  the
qualification of the Company to hold or receive any Permit), pending or, to the Shareholders' knowledge, threatened, against, involving or affecting the Company.

                  3.23 Certain Transactions. Except as set forth in Schedule 3.23, the Company is not, directly or indirectly, a party to or is bound by a contractual obligation with, owes any money to, is purchasing or leasing any property from, or obtaining services from, is transferring or leasing any property to, or providing services to, or otherwise engaging in any transaction with, any officer, director, shareholder or affiliate of the Company.

                  3.24 Certain Business Practices. The Company has not, and each shareholder, officer, employee, or agent of the Company (in each case, acting on behalf of or at the request of the Company) has not, nor has any other person acting on behalf of the Company, directly or indirectly, (i) given or agreed to give any bribe, kickback, or other illegal payment to any customer, supplier, governmental employee, or other person or entity who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction); (ii) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was
illegal  under  the  laws  of  any  federal,   state,   local,  or  foreign
jurisdiction; or (iii) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason.

                  3.25        Employees and Benefit Plans.

                           a) Employees. Schedule 3.25(a) sets forth a true
and complete list of every officer, director, employee and independent contractor of the Company as of the date of this Agreement. Schedule 3.25(a) also sets forth any employee who is on a leave of absence under the federal Family and Medical Leave Act or under any similar state law; who is on sick leave or short-term or long-term disability, or who is on any other kind of personal or medical leave. Schedule 3.25(a) includes:

                                  (i)  each  such  person's  name,  date of
hire, work location and job title;

                                  (ii) if  applicable,  the name and address
of any labor organization which represents each such person and a description of the bargaining unit in which each such person is a member;

                                  (iii) each  such  person's  current  annual
base rate of compensation plus the amount of any increases thereto and any and all bonuses, incentive pay or other additional compensation which the Company is obligated to pay (other than pursuant to any employee benefit plan as defined under section 3(3) of the Employees Retirement Income Security Act of 1974, as amended ("ERISA"), and the reason for such obligation; and

                                  (iv) the corporate  credit cards issued to
each such person. Other than that set forth on Schedule 3.25, there are no currently existing agreements or arrangements which extend credit to Company employees pursuant to which such employees may incur debt on behalf of the Company.

To the reasonable knowledge of the Shareholders, all communications made to any such officer, director, or employee by the Company prior to Closing relating to any Benefit Plan, as defined in Section 3.25(b) below, were, at the time made, substantially correct and not misleading.

                           b) Benefit Plans.  Schedule 3.25(b) sets forth a
true and complete list and identification of all of the following described arrangements which the Company maintains, contributes to, is a party to or otherwise has any obligation with respect to any current or former officer, director, employee and independent contractor as of the date hereof:

                                  (i) all employee welfare benefit plans as
defined under section 3(1) of ERISA (hereinafter called "Welfare Plans");

                                  (ii) all employee pension benefit plans as
defined under section 3(2) of ERISA (hereinafter called "Pension Plans" and such Pension Plans and Welfare Plans shall hereinafter be collectively referred to as "Plans" as defined under section 3(3) of ERISA);

                                  (iii) all multiemployer  plans as defined
under sections 3(37) and 4001(a)(3) of ERISA;

                                  (iv)  all   multiple-employer   plans  as
described under section 413 of the Code;

                                  (v) all written employment contracts;

                                  (vi) all oral contracts or understandings
which alter the employee-at-will relationship or create express or implied obligations;

                                  (vii)    all    collective     bargaining
agreements;

                                  (viii)   all  stock   option   and  stock
purchase programs, other than those listed under (i) or (ii) above:

                                  (ix)   all   incentive,   bonus,   profit
sharing, deferred compensation or other similar arrangements, other than those listed under (i) or (ii) above;

                                  (x)  all  severance  plans  or  policies,
whether or not written, other than those listed under (i) or (ii) above;

                                  (xi) all unfunded excess benefit plans as
defined under section 3(36) of ERISA;

                                  (xii)   all   insurance    contracts   or
policies, including both group and individual arrangements, and any and all agreements or arrangements relating to benefit claims, administration, investment or other services maintained in connection with any of the foregoing; and

                                  (xiii) any other compensation (other than
regular annual compensation), fringe benefit, employment policy, multiple employer welfare arrangement (MEWA) as defined under section 3(40) of ERISA or other employment benefit arrangement not already included under the foregoing.

                  Except as set forth in Schedule 3.25(b), true, complete and correct copies of all documents embodying the provisions of the arrangements listed and identified under (i)-(xiii) above will be delivered to Purchaser by the Shareholders prior to the execution of this Agreement. Except as set forth in Schedule 3.25(b) , for the arrangements listed and identified under (i)-(xiii) for which there are no writings, true, correct and complete written descriptions of such arrangements, as they may have been amended to the date of this Agreement, have been delivered to Purchaser by the Shareholders. Except as set forth in Schedule 3.25(b), since September 30, 1997, the Company has not adopted or amended any arrangement of a nature referred to under (i)-(xiii) above, has not authorized or promised any salary increase or bonus to any employee, and has not authorized, promised or taken other actions which would require a contribution to be made to the trustee of such Plan in excess of any contributions already physically transferred to the trustee of such Plan.

                           c) ERISA and Code  Filings.  Except as set forth
in Schedule 3.25(c), with respect to each Plan and arrangement listed under paragraph (b) above required to make the filings referred to in this paragraph (c), there is no material violation of ERISA or the Code with respect to the filing of applicable reports, documents and notices with the Secretary of Labor, the Secretary of the Treasury, any participant or any beneficiary. Except as set forth n Schedule 3.25(c), with respect to each such Plan or arrangement (if applicable), complete and correct copies of the following have been delivered to Purchaser by the Shareholders:

                                  (i)  the  most  recent  annual  actuarial
valuation reports;

                                  (ii)  the most  recent  forms in the 5500
series, including all applicable schedules and other attachments;

                                  (iii) the most recent annual and periodic
accounting statements of plan assets;

                                  (iv)  the  most   recent   summary   plan
descriptions and summaries of material modifications;

                                  (v)  the  most  recent  forms  in the 990
series, including all applicable schedules and other attachments;

                                  (vi) any form S310-A  filings  within the
last 12 months, including all applicable schedules and other attachments;

                                  (vii) any form 5330  filings  within  the
last 12 months; and

                                  (viii) any  notice  filing  described  in
Department of Labor regulations 2520.104-23 relating to Pension Plans for a select group of management or highly compensated employees.

                           d) Compliance  with  Obligations.  Except as set
forth in Schedule 3.25(d), with respect to each Plan and arrangement listed in paragraph (b) above, to the Knowledge of the Shareholders, the Company has performed in all material respects all of its obligations thereunder and the terms and administration of each such Plan or arrangement, are and have been in compliance in all material respects with all the requirements prescribed by any and all applicable federal, state and local statutes or ordinances, executive orders, regulatory law, common law, judicial decisions and other governmental rules.

                           e)  Medical  Plans.   Except  as  set  forth  in
Schedule 3.25(e), each Welfare Plan listed in paragraph (b) above that is a group health plan as defined in section 5000(b)(1) of the Code and the
Company have, to the knowledge of the Shareholders, complied in all material respects with all applicable requirements of the COBRA health continuation of coverage provisions contained in section 49808(f) of the Code and sections 601 through 609 of ERISA with respect to its employees, former employees, qualified beneficiaries and alternate recipients. To the Knowledge of the Shareholders, (i) the Company has not made any contributions to a nonconforming large group health plan as defined under section 5000 of the Code, and (ii) the Company has, with respect to the coverage provided under such group health plan, complied in all material respects with the current and former Medicare secondary payer provisions contained in 42 USCS ss. 1395y.

                           f)  Actions.  Except  as set  forth in  Schedule
3.25(f), there are no suits, actions, disputes, claims (other than routine claims for benefits), arbitrations, legal, administrative or other proceedings (including any pending IRS determination requests) or governmental investigations pending or threatened with respect to any Plan or arrangement listed in paragraph (b) above or with respect to the Company as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof, and there are no facts which could give rise to any such suit, action, dispute, claim (other than routine claims for benefits), arbitration, legal, administrative or other proceeding or governmental investigation with respect to any such Plan or arrangement or with respect to the Company as the sponsor or fiduciary thereof or with respect to any other fiduciary thereof.

                           g) IRS Matters.  Except as set forth in Schedule
3.25(g), each Benefit Plan in paragraph (b) above intended to qualify under section 401 of the Code or trust or other organization related thereto intended to be exempt from taxation under section 501 of the Code, is the subject of a favorable unrevoked determination or opinion letter issued by the IRS as to its qualification and/or tax exempt status under the Code which may still be relied upon as to such tax qualified and/or exempt status. The Shareholders have delivered to Purchaser true and complete copies of each such favorable unrevoked determination or opinion letter, if any. Nothing has occurred which would cause the loss of such qualification and/or tax exempt status, other than the enactment of any statute or the promulgation of any regulation, ruling, notice or announcement with respect to which there is in effect a delayed amendment date if each such Plan which is subject thereto has been administered and maintained at all times in compliance with such statute or regulation, ruling, notice or announcement since the effective date thereof. No such Plan or any trust or other organization related thereto is subject to any tax on unrelated business income under section 511 of the Code or is subject to the possibility of the imposition of such a tax and no such tax is currently outstanding. Each such Plan has been operated in compliance with all applicable provisions of ERISA, the Code and all regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations.

                           h) Prohibited  Transactions  and Other  Matters.
Except as set forth in Schedule 3.25(h), with respect to each Benefit Plan listed in paragraph (b) above, to the Knowledge of the Shareholders (i) no prohibited transaction, as such term is defined in section 4975 of the Code and section 406 of ERISA, has occurred or been engaged in by any party in interest, fiduciary or disqualified person and (ii) no actions have been undertaken by any such Plan, party in interest, fiduciary or disqualified person which could result in the imposition of the penalties specified under sections 502(c), 502(i) and 502(i) of ERISA.

                           i)  Contributions  and  Funding.  Except  as set
forth in Schedule 3.25(i), with respect to each Pension Plan listed in paragraph (b) above which is subject to Part 3 of Subtitle B of Title 1 of ERISA and/or section 412 of the Code, there has not been an accumulated funding deficiency within the meaning of such statutory provisions, whether or not waived, as of the last day of the most recent fiscal year of each such Pension Plan which ended on or prior to the Closing Date and, with respect to each Pension Plan which is subject to Title IV of ERISA (other than a multiemployer plan as defined in section 3(37) of ERISA), the actuarial present value of the accumulated benefit obligations (both vested and non-vested) under each such Pension Plan as of its most recent plan valuation date did not exceed the then current fair market value of the assets of each such Pension Plan and, as of the Closing Date, the actuarial present value of all such accumulated benefit obligations will not exceed the then current fair market value of the assets of such Pension Plan. For these purposes, the actuarial present value of accumulated benefit obligations shall be determined using the actuarial assumptions used to calculate contributions to each such Pension Plan.

                           j)  Reportable  Events.  Except  as set forth in
Schedule 3.25(j), with respect to each Pension Plan listed in paragraph (b) above which is subject to Title IV of ERISA, there is no event or condition which has occurred or is now existing which would be deemed a reportable event (other than the transactions contemplated by this Agreement) within the meaning of sections 4043(b) (11)-(8), 4062(e), 4063(a) or 4041(f) of
ERISA and no such reportable event is expected to occur during the current fiscal year for any such Pension Plan.

                           k) PBGC  Liability.  Except as set forth in with
respect to each Pension Plan listed in paragraph (b) above which is subject to Title IV of ERISA, there has not been and there is not expected to be any liability to the Pension Benefit Guaranty Corporation ("PBGC"), except for required premium payments, under sections 4062, 4063, 4064 or 4069 of ERISA. All such premium payments to the PBGC have been paid when due and no such premiums which should have been paid remain outstanding. Except as set forth in Schedule 3.25(k), none of the Plans listed in paragraph (b) above nor any other plan of the Company which is or was subject to Title IV of ERISA has terminated since September 1, 1974.

                           l) Multiemployer  Plans.  Except as set forth in
Schedule 3.25(l), the Company does not and did not at any time on or after the effective date of ERISA maintain, contribute to or otherwise have any obligation with respect to any multiemployer plan (as defined in section 3(37) of ERISA) and the Company has not incurred any withdrawal liability to any such multiemployer plan and has not received any notice pursuant to section 4202 of ERISA with respect to any such multiemployer plan.

                           m) Retiree  Liabilities.  Except as set forth in
Schedule 3.25(m), the Company and/or any Plan or other arrangement listed in paragraph (b) above has no obligation to provide any type of life, medical, dental, disability, long-term care or other benefit to retirees, former employees, former directors or former independent contractors of the Company, other than coverage required under section 4980B(f) of the Code and benefits payable under any Plan or other arrangement listed on which provides for deferred compensation or severance benefits.

                           n) QDRO AND QMSCO Obligations.  Schedule 3.25(n)
sets forth a true and complete list of every individual affected by or potentially affected by any approved or any submitted domestic relations order which has been submitted for the purpose of determining whether such order is a Qualified Domestic Relations Order as defined under Code section of 414(p) or a Qualified Medical Child Support Order as defined under section 509 of ERISA.

                           o) ERISA Affiliates.  The Company has never been
a member of a controlled group of entities, as determined under Code Sections 414(b) and (c), where such membership would be material to compliance of any Benefit Plan with the Code or ERISA.

                  3.26.  Brokers  or  Finder's  Fees.  Except  as set forth in
Schedule 3.26, neither the Shareholders nor the Company has paid or has or will incur any liability for, any fees, compensation or other expenses to any third party who acted on behalf of the Shareholders or the Company in connection with this Agreement or the transactions contemplated hereby. 'Conditional End of Page' code here: keep together 4 lines.

                  3.27     Investment Representations.

         (a) Each Shareholder represents that he is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks of investment in Ashland Stock.

         (b) Each Shareholder represents that he or it is acquiring the Ashland Stock for his or her own account and acknowledges that the Ashland Stock has not been registered under the Securities Act by reason of its issuance in a transaction which is exempt from registration pursuant to
Section 4(2) of the Securities Act, and that the Ashland Stock must be held indefinitely unless registered under the Securities Act or an exemption from registration is available.

         (c) The Shareholders agree that as evidence of the restrictions on
transfer,   the  following  legend  will  be  placed  on  the  certificates evidencing the Ashland Stock:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, pledged or hypothecated unless subsequently registered under said Act or an exemption from registration is available."

         (d) Each of the Shareholders hereby confirms that he or it was furnished with, or had access to, during the course of this transaction and prior to sale: (i) the information contained in the Purchaser.'s most recent Form 10-K and annual report required to be filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the information contained in the Purchaser's most recent definitive proxy statement required to be filed pursuant to Section 14 of the Exchange Act and all periodic reports required to be filed since the filing of such annual report (all such reports being referred to hereinafter as the "Ashland SEC Documents"); (ii) a brief description of the securities being offered and any material changes in the Purchaser's affairs which were not disclosed in any documents furnished by the Purchaser; and (iii) any and all such other information as was requested from the Purchaser (to the extent the Purchaser possessed such information or could acquire it without unreasonable effort or expense).

         3.28 Ashland Stock. The Shareholders do not have any present plan or intention to dispose of any of the Ashland Stock received in this transaction if such disposition would reduce the fair market value of the Ashland Stock (with such value measured as of the transaction date) retained by the Shareholders to an amount less than forty percent (40%) of the fair value of the Company stock held by the Shareholders immediately before the transaction. Each Shareholder shall give to Purchaser written notice (i) by November 30, 1998, of the number of shares of Ashland Stock, if any, disposed of by such Shareholder prior to that time and (ii) by April 15, 1999, of the number of shares of Ashland Stock, if any, disposed of by such Shareholder after November 29, 1998 and before the first anniversary of the Closing Date.

         3.29 Product Formulations. The Company has disclosed to Purchaser the percentages by weight of petroleum distillates, volatile organic compounds, Hazardous Materials and certain other (but not all) components for each current formula for the Company's chemical products, together with the Material Data Safety Sheets and product labels for such chemical products. To the Shareholders' knowledge, (i) the product labels for such products comply with Consumer Product Safety Commission guidelines, and
(ii) the product formulations are accurately reflected in the disclosures in the Material Safety Data Sheets for these products.

         3.30 Full Disclosure. All documents, schedules and other materials delivered or to be delivered by or on behalf of the Shareholders to Purchaser in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects. The information furnished by or on behalf of the Shareholders to Purchaser in this Article III does not contain any untrue statement of a material fact or omit to state any material fact which may materially adversely affect the results of operation or the financial position of the Company.

         For  purposes  of  the  indemnification  provisions  contained  in
Article XI, any Cost (as defined in Article XI) incurred by the Purchaser as a result of a breach by a Shareholder (without regard to materiality) of any representation and warranty contained in this Article III (which representation and warranty is so qualified as to materiality) shall be applied dollar for dollar against the Deductible and the Cap (each as defined in Article XI).

                                 ARTICLE IV
                REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Purchaser   hereby   represents   and   warrants  to  the
Shareholders as follows:

                  4.1 Corporate Existence of Purchaser; Authority. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Kentucky. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and the execution, delivery and performance of this Agreement by Purchaser have been duly and validly authorized by the Executive Committee of Purchaser (it being agreed by Purchaser that the Executive Committee of Purchaser shall recommend the approval of this Agreement and the transactions contemplated thereby to the Board of Directors of the Purchaser). This Agreement has been duly executed and delivered on behalf of Purchaser and, subject to the approval of the Board of Directors of the Purchaser, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, and other laws affecting the enforcement of creditors' rights generally and subject to equitable principles. The issuance of the Ashland Stock has been duly authorized by all necessary action on the part of the Purchaser and, when issued in accordance with the terms of this Agreement, the Ashland Stock will be validly issued, fully paid and non-assessable.

                  4.2 No Conflicts. Neither the execution, delivery and performance of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated by it hereby will:

                           a) violate any provision of the  Certificate  of
Incorporation or By-laws of Purchaser, (b) violate, conflict with or result in the material breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time, or both, would constitute) a material default under the terms of any Obligation, which, individually or in the aggregate, would materially adversely affect the results of operations on a consolidated basis or the consolidated financial position of Purchaser, (c) result in the creation of any Lien upon the material assets of Purchaser pursuant to the terms of any Obligation; (d) violate any Order to which Purchaser is a party; (e) constitute a violation by Purchaser of any statute, law or regulation of any jurisdiction which would materially adversely affect the results of operations on a consolidated basis or the consolidated financial position of Purchaser, or (f) violate any Permit, the violation of which would materially adversely affect the results of operations on a consolidated basis or the consolidated financial position of Purchaser.

                  4.3 Actions and Proceedings. There are no (a) Actions (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance) or (b) governmental or professional inquiries pending or, to the best knowledge of Purchaser, threatened, against Purchaser which question or challenge the validity of this Agreement or any action taken or to be taken by Purchaser in connection with the transactions contemplated of Purchaser hereby.

                  4.4 Consents and Approvals. There is no authorization, consent order or approval of, or notice to or filing with, any governmental authority required to be obtained or given or waiting period to expire as a condition to the lawful consummation by the Purchaser of the purchase of the Shares pursuant to this Agreement.

                  4.5 Financial Statements. The Purchaser has delivered to the Shareholders a balance sheet of Purchaser as of September 30, 1997 and September 30, 1996 (the "Purchaser Latest Audited Financial Statements"); and the related statements of income, stockholders' equity and cash flows for each of the years then ended, all certified by Ernst & Young,
independent  certified  public  accountants,   whose  reports  thereon  are
included therein. The Purchaser's Latest Audited Financial Statements and the notes thereto were audited and prepared in conformity with generally accepted accounting principles consistently applied so as to fairly present the financial condition and results of operations of the Purchaser.

                  4.6 Liabilities. The Purchaser does not have any debts, obligations or liabilities of whatever kind or nature, either direct or indirect, absolute or contingent, matured or unmatured, except for debts, obligations and liabilities that (i) are set forth in Schedule 4.6 or in the SEC Documents, (ii) are fully reflected in, or reserved against on, the Purchaser Latest Audited Financial Statements, (iii) were not required to be set forth in the Purchaser Latest Audited Financial Statements in accordance with generally accepted accounting principles (iv) were incurred in the ordinary course of business, (v) are created under this Agreement or other contracts filed as exhibits to the SEC Documents, or (vi) would not have a material adverse effect on the Purchaser.

                  4.7 Absence of Certain Changes or Events. Except as set forth in the SEC Documents, or except as otherwise contemplated by this Agreement, since the date of the Purchaser Latest Balance Sheet, there has not been any material adverse change in the business, operations or financial condition of the Purchaser.

                  4.8 Contracts and Commitments. Except as otherwise set forth in the SEC Documents, the Purchaser has not received notice of any
(i) unresolved claim or threat that the Purchaser has breached any term or condition of any contract or agreement which is material to its business or operations ("Purchaser Material Contract"), or (ii) notice of repudiation or denial of the enforceability of any Purchaser Material Contract, in the case of clause (i) or (ii) which would have a material adverse effect on the Purchaser, and all Purchaser Material Contracts are in full force and effect and there is no default, nor any event which, with notice or lapse of time, or both, will become a default.

                  4.9 Accuracy of Reports. The Purchaser's most recent Form 10-K filed with the SEC, and all reports on Form 8-K and 10-Q required to be filed by the Purchaser thereafter to the date of this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), have been duly filed, were in substantial compliance with the requirements of their respective report forms, were complete and correct in all material respects as of the dates at which the information was furnished, and contained (as of such dates) no untrue statement of a material fact nor omitted to state a material fact necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  4.10 Investment.  Purchaser is acquiring the Shares for its
own  account  for  investment   purposes  only  and  not  with  a  view  to
distribution or resale thereof to the public. Purchaser will not transfer or otherwise dispose of the Shares except in accordance with applicable federal and state securities laws or the rules and regulations promulgated thereunder.

                  4.11 Tax-Free Reorganization. Purchaser intends that the purchase of all of the issued and outstanding shares of the Company pursuant to this Agreement shall constitute a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code and corresponding provisions of state and local income tax law. Purchaser has no plan or intention to reacquire any of the voting common stock of the Purchaser issued to the Shareholders pursuant to this Agreement. Purchaser has no present plan or intention (i) to liquidate the Company; (ii) to merge the Company with or into another corporation other than a merger permitted by Treasury Regulation Section 1.368-2(j)(4); (iii) to sell or otherwise dispose of the shares of the Company's Common Stock acquired by Purchaser pursuant to this Agreement, except for transfers of stock to corporations controlled by Purchaser, or to cause the Company to issue additional shares of its stock or to engage in any merger that would result in Purchaser losing control of the Company after the purchase pursuant to this Agreement; or (iv) to cause the Company to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Company. Following the purchase of shares of the Company's Common Stock pursuant to this Agreement, Purchaser intends to cause the Company to continue its historic business or use a significant portion of its historic business assets in a business. Purchaser is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code. Purchaser is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code. The rights of shareholders of Ashland Inc., under the Rights Agreement dated as of May 16, 1996, between Ashland Inc. and Harris Trust and Savings Bank, an Illinois banking corporation (the "Rights"), are not (and as of the Closing Date shall not have become) separately tradable or represented by any certificate other than the stock certificates for Ashland Inc. voting common stock itself. As of the time Ashland Inc.'s board of directors adopted the plan for the issuance of such Rights, the likelihood that such Rights would, at any time, be exercised was both remote and speculative. The principal purpose for the adoption of the Plan was to establish a mechanism by which Ashland Inc. could, in the future, provide shareholders with rights to purchase stock at substantially less than fair market value as a means of responding to unsolicited offers to acquire Ashland Inc.

                  4.12 No Broker or Finders Fee. Purchaser has not taken any action which would cause the Shareholders or the Company to become liable for any commission, fees, compensation or other expenses to any broker, agent, finder or their intermediary in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby.

                  4.13 Full Disclosure. All documents, schedules and other materials delivered or to be delivered by or on behalf of the Purchaser to the Shareholders in connection with this Agreement and the transactions contemplated hereby are true and complete in all material respects. The information furnished by or on behalf of the Purchaser to the Shareholders in connection with this Agreement and the transactions contemplated hereby do not contain any untrue statement of a material fact or omit to state any material fact which may materially adversely affect the results of operation or the financial position of the Purchaser.


                                  ARTICLE V
                                   TAXES

                  5.1 Tax Representations and Warranties. The Shareholders hereby represent and warrant to the Purchaser that, except as set forth on
Schedule 5.1, the statements contained in this Section 5.1 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V).

                           (A) The  Company has timely  filed all  returns,
declarations, reports, information returns, and statements ("Returns") required to be filed under federal, state, local, or foreign law, and all such Returns were correct and complete in all material respects, and all taxes required to be paid by the Company have been paid or reflected as liabilities or reserved for on the Reviewed Financial Statements as adjusted for passage of time and events in the ordinary course of business through the Closing Date in accordance with the past custom and practice of the Company in preparing its returns and its reviewed financial statements. The Company is not the beneficiary of any extension of time within which to file any tax return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any tax. For purposes of this Section 5.1(a), the term "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings.

                           (B) The Company has  withheld and paid all taxes
required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over.

                           (C)  No  director   or  officer   (or   employee
responsible for tax matters) of the Company expects any authority to assess any additional taxes for any period for which Returns have been filed. There is no dispute or claim concerning any tax liability of the Company either (i) claimed or raised by any authority in writing, or (ii) as to which any of the Shareholders and the directors and officers (and employees responsible for tax matters) of the Company has knowledge based upon personal contact with any agent of such authority. Schedule 5.1 lists all federal, state, local, and foreign income tax returns filed with respect to the Company for taxable periods ended on or after January 31, 1995, indicates those Returns that have been audited, and indicates those Returns that currently are the subject of audit. The Company has delivered to the Purchaser correct and complete copies of all federal income tax Returns filed by the Company, examination reports received by the Company, and statements of deficiencies assessed against or agreed to by the Company for the periods ending on or after January 31, 1995.

                           (D) The  Company  has not waived any  statute of
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (E) The  Company  has not filed a consent  under
Sec. 341(f) of the Code, concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, nor is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G by reason of consummation of the transactions contemplated by this Agreement. The Company has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax within the meaning of Code Sec. 6662. The Company has no subsidiaries and has not been a member of an Affiliated Group within the meaning of Code Sec. 1502 filing a consolidated federal income tax Return, and does not have any liability for the Taxes of any person under Treas. Reg. Sec. 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

                           (F) The unpaid  Taxes of the Company did not, as
of the Balance Sheet Date, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Balance Sheet (rather than any notes thereto).

                           (G) The Shareholders are not foreign persons for
purposes of Code Sec. 1445 and each shall certify such at Closing in the form of the affidavit substantially in the form of Exhibit 5.1(G).

                           (H) For purposes of this Agreement "Taxes" shall
mean all taxes, charges, fees, levies, or other assessments of whatever kind or nature, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupancy, or property taxes, customs duties, fees, assessments, or charges of any kind whatsoever (together with any interest and any penalties, additions to tax or additional amounts) imposed by any taxing authority upon or payable by the Company.

                  5.2 Tax Indemnity. Subject (except in the case of tax fraud by the Company or the Shareholders) to the limitations set forth in
Article XI, the Shareholders hereby agree to pay, indemnify, defend and hold the Purchaser harmless from and against any and all Taxes of the Company with respect to any period (or any portion thereof) up to and including the Closing Date, except for such Taxes shown as liabilities or reserved for on the Balance Sheet ("Current Tax Liabilities"), together with all reasonable legal fees, disbursements and expenses related to said Taxes incurred by the Purchaser in connection therewith. Each Shareholder's liability hereunder shall be several and limited to the percentage of the total liability equal to such Shareholder's percentage of Shares on the Closing Date. Tax returns, audits and claims for indemnity under this section shall be handled as follows:

                           (A) The  Shareholders  shall prepare or cause to
be prepared and filed all income tax Returns of the Company with respect to all taxable periods of the Company ending on or prior to the Closing Date and to pay any and all income taxes shown as due with respect to such income tax Returns and not previously paid or reserved for by the Company in accordance with past custom and practice of the Company in preparing its returns and its reviewed financial statements (other than the one and one-half percent (1-1/2%) California franchise tax imposed on the Company as an S corporation, which shall be paid by the Company). The Shareholders shall provide the Purchaser with copies of each such Income tax Return at least twenty (20) days prior to the due date for filing such returns and the Purchaser shall have the right to review and approve such Returns for fifteen (15) days following receipt thereof, provided, however, that the Purchaser's approval shall only be required to the extent such Returns are not prepared in a manner consistent with prior practice and shall not be unreasonably withheld.

                           (B) Following the Closing,  the Purchaser  shall
be responsible for preparing or causing to be prepared all income tax Returns of the Company with respect to all taxable periods of the Company ending after the Closing Date and all other Returns required to be filed by the Company after the Closing Date. To the extent any Taxes shown due on such separate Returns may be indemnifiable by the Shareholders, (i) such Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable Tax laws; (ii) the Purchaser shall provide the Shareholders with copies of each such Return at least 20 days prior to the due date for filing such return; and (iii) the Shareholders shall have the right to review and approve (which approval shall not be unreasonably withheld) such Returns for 15 days following receipt thereof. The Shareholders and the Purchaser shall attempt in good faith mutually to resolve any disagreements regarding such Returns prior to the due date for filing thereof. The Purchaser shall file or cause to be filed all such Returns and shall pay the Taxes shown due thereon; provided, however, that nothing contained in the foregoing shall in any manner terminate, limit or adversely affect any right of the Purchaser or the Shareholders to receive indemnification pursuant to any provision in this Agreement.

                           (C) All audit inquiries and proposed adjustments
related thereto shall be handled as follows:

                           1. The Shareholders shall be responsible for all audit inquiries and proceedings with respect to any Returns relating to any period (or portion thereof) up to and including the Closing Date. If any audit notice is sent to the Purchaser, the Purchaser shall notify the Shareholders within ten (10) days after receipt of such notice. Such notice shall be sent to the Shareholders for purposes of this Article 5 at the address set forth in Section 13.3 below. Upon notice to the Purchaser within fifteen (15) days after receipt of the notice of such audit inquiry or proceeding from the Purchaser, the Shareholders shall assume (at the Shareholders' own cost and expense) control of such audit inquiry or proceeding. If the Shareholders fail to notify the Purchaser they are assuming control of such audit inquiry or proceeding within the period set forth above, the Purchaser shall assume control of such audit inquiry or proceeding at the Shareholders' expense. If any audit notice is sent to the Shareholders, the Shareholders shall notify the Purchaser within fifteen (15) days after receipt of such audit notice. The Shareholders shall keep the Purchaser advised regarding the status and progress of any such audit.

                           2. If, in connection with the audit of any Return, a proposed adjustment is asserted in writing to the Purchaser with respect to any Taxes for which the Shareholders are required to indemnify the Purchaser, the Purchaser shall notify the Shareholders of such proposed adjustment within ten (10) days of receipt of such proposed adjustment. Such notice shall be sent to the Shareholders, as provided above. Upon notice to the Purchaser within ten (10) days after receipt of the notice of such proposed adjustment from the Purchaser, the Shareholders shall assume (at the Shareholders' own cost and expense) control of the contest of such proposed adjustment. If the Shareholders fail to notify the Purchaser they are assuming control of such proposed adjustment within the period set forth above, the Purchaser shall assume control of such contest of such proposed adjustment at the Shareholders' expense. The Shareholders shall keep the Purchaser advised regarding the status and progress of any such contest.

                           (D)  For  federal  and  California   income  tax
purposes, the taxable year of the Company shall end as of the close of the Closing Date and, with respect to all other Taxes, the Shareholders and the Purchaser will, unless prohibited by applicable Law, close the taxable period of the Company as of the close of the Closing Date. Neither the Shareholders nor the Purchaser shall take any position inconsistent with the preceding sentence on any Return. In any case where applicable law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the taxable period of the Company beginning before and ending after the Closing Date shall be allocated (i) to the Shareholders for the period prior to and including the Closing Date, and
(ii) to the Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be made by means of a closing of the books and records of the Company as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period, the Purchaser shall provide the Shareholders with a schedule showing the computation of the allocation at least twenty (20) days prior to the due date for filing such a Return which includes the Closing Date. The Shareholders shall have the right to review such schedule, and the Purchaser and the Shareholders shall attempt in good faith mutually to resolve any disagreements regarding the determination of such allocation.

                           (E)  To  the  extent  any  determination  of tax
liability of the Company, whether as the result of an audit or examination, a claim for refund, the filing of an amended return or otherwise results in any refund of Taxes paid attributable to (i) any period which ends on or before the Closing Date or (ii) any period which includes the Closing Date but does not begin or end on that day, any such refund shall belong to the Shareholders provided that in the case of any Tax refund described in clause (ii) of this Section 2.D, the portion of such Tax refund which shall belong to the Shareholders shall be that portion that is attributable to the portion of that period which ends on the Closing Date (determined on the basis of an interim closing of the books as of the Closing Date), and the Purchaser shall promptly pay any such refund, and the interest actually received thereon, to the Shareholders upon receipt thereof by the Purchaser. Any payments made under this Section 2.D shall be net of any Taxes payable with respect to such refund, credit or interest thereon (taking into account any actual reduction in Tax liability realized upon the payment pursuant to this Section 2D).

                           (F)  Certain  Information.  The  Purchaser,  the
Shareholders, and the Company agree to furnish or cause to be furnished to each other (at reasonable times and at no charge) upon request as promptly as practicable such information (including access to books and records) pertinent to the Company and assistance relating to the Company as is reasonably necessary for the preparation, review, audit and filing of any Return, the preparation for any audit or the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment or which may result in the Shareholders being liable under the indemnification provisions of this Article, provided that access shall be limited to items pertaining solely to the Company. The Shareholders shall grant the Purchaser access to all Returns filed with respect to the Company.

                  G. The indemnity provided for in this Section 5.2 shall be independent of any other indemnity provision in this Agreement (but, except in the case of tax fraud by the Company or the Shareholders, subject to the limitations on indemnification obligations set forth in Article XI hereof) and, anything in this Agreement to the contrary notwithstanding, shall survive until the expiration of the applicable statutes of limitation for the taxes referred to herein (as determined without regard to any extension of such statutes of limitation, unless the Shareholders shall have granted their prior written consent to such extension, which consent shall not be unreasonably withheld).

         5.3  Tax  Distributions.  The  Company  shall  distribute  to  the
Shareholders an amount equal to fifty percent (50%) of the amount of the taxable income of the Company for the portion of calendar year 1998 through the date of Closing ("Tax Distributions"). For this purpose, "taxable income" means the net amount of all items of income, gain, deduction, loss and expense of the Company, whether or not separately stated (excluding from such calculation any tax-exempt income or nondeductible expenditures). Notwithstanding any other provision of this Agreement to the contrary and without any effect on the Purchase Price, (i) the Shareholders shall be permitted to cause the Company to make estimated Tax Distributions before the date of Closing, and (ii) within ten (10) days after receipt from the Shareholders of the proposed forms of federal and state income tax returns of the Company for the portion of 1998 through Closing, respectively, either (A) Purchaser shall cause the Company to make additional Tax
Distributions, if necessary, in the amount required such that the Shareholders shall have received all Tax Distributions to which they are entitled under the first sentence of this Section or (B) Shareholders shall contribute to the capital of the Company any excess of Tax Distributions received by them over the amount of all Tax Distributions to which they are so entitled.


                                 ARTICLE VI
                       COVENANTS OF THE SHAREHOLDERS

                  6.1 Access to Property, Information, Etc. Until Closing, the Shareholders shall cause the Company to:

                           a) give to Purchaser and to its  representatives
reasonable access to all of the properties, documents, personnel, books, records and contracts pertaining to the Company;

                           b) furnish to Purchaser all data and information
with respect to the assets and the business of the Company as Purchaser may from time to time reasonably request, except to the extent that the Shareholders or the Company is prohibited therefrom by any agreement or contract to which they are a party or of which they are a beneficiary, provided that the Shareholders shall use their best efforts to promptly obtain the waiver of such prohibition; and

                           c) authorize  Purchaser and its  representatives
to reasonably consult with the personnel of the Company and its representatives concerning matters affecting the business and operations of the Company.

                  6.2   Operations   of   Business.   Until   Closing,   the
Shareholders shall cause the business and operations of the Company to be conducted in its usual and customary manner. Notwithstanding the preceding sentence, except as contemplated by this Agreement and the transactions contemplated thereby, the Shareholders shall not permit the Company to take any of the following actions without the prior written consent of Purchaser.

                           a) issue any  shares of stock of the  Company or
any other securities convertible into or exchangeable for shares of stock of the Company or grant any options, warrants or other rights for the acquisition of or relating to the stock of the Company;

                           b) except for Tax  Distributions,  declare,  set
aside or pay any dividend (whether in cash, shares or property) or stock split or make any other payment or distribution to any of their shareholders or purchase or otherwise acquire for value any of their stock or other securities;

                           c) make  any  change  in their  certificates  of
incorporation,   by-laws  or  other  governing  instruments;  or  merge  or consolidate or obligate themselves to do so with or into any other entity;

                           d) borrow or agree to borrow any funds or incur,
or assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or liability (absolute or contingent), except obligations and liabilities incurred under existing lines of credit or letters of credit and incurred in the ordinary course of business;

                           e) prepay any obligation having a fixed maturity
of more than ninety (90) days from the date such obligation was issued or incurred; or

                           f)  make  any  single  capital   expenditure  or
commitment in excess of $25,000 for additions to property, plant or equipment.


                  6.3   Maintenance  and  Operation  of  Properties.   Until
Closing, the Shareholders shall cause the Company to use their best efforts to maintain the properties and assets of the Company in good operating condition, with the exception of ordinary wear and tear and damage by fire or other casualty to the extent insured, and will operate such properties and assets in the ordinary course of business and consistent with past business practices.

                  6.4 Sales or Encumbrances of Assets. Except to the extent any such actions are undertaken in the ordinary course of business or pursuant to the terms of this Agreement, until Closing, the Shareholders shall prohibit the Company from selling, mortgaging, leasing, buying, exchanging, or otherwise acquiring, transferring or disposing of any amount of machinery or equipment and shall prohibit the Company from selling, transferring, mortgaging, pledging, exchanging, or voluntarily subjecting to any Lien the other assets of the Company and Subsidiaries

                  6.5 Maintenance of Books. The Shareholders will cause the books and records of the Company to be maintained in the usual, regular and ordinary course consistent with past business practices.

                  6.6  Other   Expenditures.   Except  pursuant  to  binding
agreements in effect as of the date of this Agreement, and except for normal payments or increases in accordance with current salary programs in effect as of the date of this Agreement, the Shareholders shall cause the Company not to make or agree to make any increase in the rate of wages, salaries, bonuses, fringe benefits or other remuneration of any officer, employee or consultant, or pay any bonus or similar fee to any director, officer or employee or become a party to any employment contract, consulting agreement or other arrangement with any of its directors, officers or employees other than contracts which are terminable at will.

                  6.7 Directors, Officers and Employees. The Shareholders shall, upon written request by Purchaser made prior to the Closing, procure the resignations of the officers and directors of the Company elected or appointed prior to the Closing Date, which resignations shall be effective only upon the occurrence of the Closing. The Shareholders agree that all employment agreements between the Company and each Shareholder in effect immediately prior to the Closing shall be deemed terminated effective on the Closing. The Shareholders shall cause the Company to obtain the termination of the existing employment agreement between the Company and Elizabeth Li, and releases in the form of Exhibit 6.7 from the Shareholders and Elizabeth Li, which termination shall be effective only upon the occurrence of the Closing.

                  6.8 Confidentiality. The Shareholders and its officers, employees, agents and representatives will hold in strict confidence, and not use in any way except in connection with the transactions contemplated by the Agreement, information obtained from Purchaser or any affiliate of the Purchaser, or any officer, employee, affiliate, agent or representative of Purchaser except to the extent such information:

                           a) was in  the  public  domain  prior  to  being
furnished to the Shareholders or the Company;

                           b) was known, as shown in the written records of
the Shareholders of the Company prior to disclosure by Purchaser;

                           c)  is   required   to  be   disclosed   by  the
Shareholders or the Company, or any of their officers, agents, representatives or employees, in connection with any court action or any proceeding before a governmental or regulatory or administrative body (provided that prompt notice of such requirement is given to Purchaser to allow Purchaser to seek an appropriate protective order) or in connection with securing any consent or approval required hereunder upon the prior written notice to and approval by Purchaser;

                           d) is  disclosed  to  the  Shareholders  or  The
Company by a third party who does not have an obligation of confidentiality to Purchaser; or

                           e) after being furnished to the  Shareholders or
The Company, entered the public domain through no fault or failure to act on their part or on the part of their officers, agents, representatives, or employees.

                  In addition, the Shareholders shall hold in strict confidence and shall not use in any manner detrimental to the Company any confidential and proprietary information of or relating to the Company.

                  6.9 Consents and Approvals. The Shareholders shall do the following:

                           a) use all  reasonable  efforts  to  obtain  all
consents from all parties required to be obtained by the Shareholders and the Company to carry out the transactions contemplated by this Agreement;

                           b) in a timely,  accurate and  complete  manner,
make or cause to be made, such required filings and prepare such required applications to any governmental agency with which such filings or applications are required to be made or whose approval or consent is required for the consummation by the Shareholders of the transactions contemplated by this Agreement;

                           c)  provide  to   Purchaser   such   information
concerning the Shareholders and the Company as Purchaser may require to make the filings and prepare the applications as specified in Section 7.2
(b); and

                           d) cooperate in good faith with any governmental
investigation and of witnesses, if requested.

         6.10 Representations, Warranties and Schedules. The Shareholders shall disclose to Purchaser any material changes to representations and warranties of the Shareholders in Article III occurring on or before the Closing Date, and such representations, warranties, and schedules shall be deemed amended by such disclosures.

         6.11 Other Agreements. At the Closing, Bernard A. Li shall execute and deliver to Purchaser a Consulting Agreement substantially in the form of Exhibit 6.11(a) hereto (the "Consulting Agreement"). Also at the Closing, Walter S. Arnold and Charles W. Hill shall execute and deliver to Purchaser Employment Agreements substantially in the forms of Exhibit 6.11(b) (the "Arnold Employment Agreement") and Exhibit 6.11(c) (the "Hill Employment Agreement"), respectively, hereto. The parties acknowledge that prior to the execution of this Agreement, Elsie Jordan has executed the agreement attached hereto as Exhibit 6.11(d).

         6.12 Shareholder Waivers. Each Shareholder waives any rights such Shareholder may have pursuant to the Executive Shareholders Agreement dated November 1, 1995 among the Company and the Shareholders (and all other agreements among the Shareholders regarding the sale or transfer of shares of the Company), and agrees that such agreement shall be deemed terminated and revoked immediately prior to the Closing; provided, that if the Closing does not occur pursuant to this Agreement then such agreement shall continue in full force and effect.

         6.13 Matters Relating To Ashland Stock. Each Shareholder agrees not to sell to a third party the Ashland Stock issued to him or it pursuant to this Agreement prior to the earliest date necessary for the transactions contemplated hereby to be treated as a "pooling" under applicable accounting rules; provided, however, that such restrictions shall not apply in the event the transaction is otherwise not eligible for such accounting treatment at the time of such sale. Each Shareholder agrees to indemnify and hold the Purchaser harmless from any Costs (as hereinafter defined) suffered by the Purchaser in the event the transaction contemplated hereby is not treated as a "pooling" as a result of the breach by that Shareholder of this Section 6.13; provided, that (i) such indemnity shall not be subject to the limitations of any other provision hereof, and (ii) the maximum liability for a Shareholder for a breach of this Section 6.13 shall be limited to the pro-rata portion of the Purchase Price received by such Shareholder hereunder.

         6.14 Matters Relating to Vincent Motorcycles Black Eagle Trademarks. The Shareholders agree that prior to the earlier of the one year anniversary of the Closing Date or the date that public statements are made in connection with the use of the "Vincent Motorcycles Black Eagle" trademarks, Serial Nos. 75-045,352 and 75-210,945 (the "Trademarks"), the Shareholders will cause the Trademarks to be revised so that the eagle head portion of the Trademarks is materially different than the Trademarks in their current configurations when one is overlayed upon the other. The Purchaser shall have the right to approve any such revisions to the Trademarks, which approval shall not be unreasonably withheld, conditioned or delayed.


                                 ARTICLE VII
                           COVENANTS OF PURCHASER

                  7.1 Duty of Confidentiality. Purchaser and its officers, employees, agents and representatives will comply with the terms and conditions set forth in the letter of agreement dated October 20, 1997 from Donaldson, Lufkin & Jenrette Securities Corporation through Jeffrey Raich as agent for the Company to the Purchaser through Rick Organ. 'Conditional End of Page' code here: keep together 5 lines.

                  7.2 Consents and Approvals. Purchaser shall do the following:

                           a) use all  reasonable  efforts  to  obtain  all
consents from all parties required to be obtained by Purchaser to carry out the transaction contemplated by this Agreement.

                           b) in a timely,  accurate and  complete  manner,
make or cause to be made such required filings and prepare such required applications to any governmental agency with which such filings or applications are required to be made or whose approval or consent is required for the consummation by Purchaser of the transactions contemplated by this Agreement;

                           c) provide to the Shareholders  such information
concerning Purchaser as the Shareholders may require to make the filings and prepare the applications as specified in Section 6.9(b); and

                           d) cooperate in good faith with the governmental
investigation and of witnesses, if requested.

         7.3 Tax-Free Reorganization. Purchaser covenants that it shall not take any actions or position between the execution of this Agreement and the closing of the purchase of the Company as well as anytime thereafter which is inconsistent with the treatment and characterization of such purchase as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code (unless actions of the Shareholders subsequent to the Closing Date shall have caused the transaction to have failed to qualify as a tax-free reorganization). Purchaser shall cause the Company to, file all its Returns due with respect to or after the purchase consistent with treatment of the purchase as a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) (unless actions of the
Shareholders subsequent to the Closing Date shall have caused the transaction to have failed to qualify as a tax-free reorganization). Following the purchase, Purchaser shall cause the Company to continue its historic business or use a significant portion of its historic business assets in a business.

                                  ARTICLE VIII
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CLOSE

                  8.1  Conditions  Precedent for the  Shareholders to Close.
The  obligations  of  the   Shareholders  to  consummate  the  transactions
contemplated by this Agreement are contingent and specifically conditioned upon the satisfaction at or before Closing of the following conditions:

                           a)  Representations  and  Warranties at Closing.
Except as contemplated by this Agreement, the representations and warranties of Purchaser contained in this Agreement shall continue to be true and accurate in all material respects as of the Closing Date.

                           b) Compliance With  Conditions.  Purchaser shall
have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or at the Closing.

                           c)  Corporate   Authority.   The  execution  and
delivery of this Agreement by Purchaser and the performance of its covenants and obligations under this Agreement shall have been duly authorized by all necessary corporate actions (including without limitation the approval of the Board of Directors of the Purchaser).

                           d) Absence of  Litigation.  At the Closing Date,
no Actions shall have been instituted or shall be threatened in which it is sought to restrain or prohibit the consummation of this Agreement or the transactions contemplated herein or the transfer of title or use of any of the properties or assets of Company or in which it is sought to obtain substantial damages against the Shareholders in connection with this Agreement or the consummation of the transactions contemplated herein.

                           e) [Intentionally Omitted].

                           f)  Closing   Documents,   Actions,   Etc.   All
certificates, instruments and documents required to be delivered by or on behalf of Purchaser at Closing, and all actions to be taken by Purchaser at Closing, all as set forth in Section 9.2, shall have been delivered or taken.

                           g)  Assignments  and  Consents.   All  necessary
agreements, assignments and consents to the consummation by Purchaser of the transaction contemplated by this Agreement, or otherwise pertaining to matters covered by it shall have been obtained by Purchaser and delivered to the Shareholders on or prior to the Closing Date.

                  8.2 Conditions Precedent for Purchaser to Close. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is contingent and specifically conditioned upon the satisfaction at or before Closing of the following conditions:

                           a)  Representations  and  Warranties at Closing.
Except as contemplated by this Agreement, the representations and warranties of the Shareholders contained in this Agreement shall continue to be true and accurate in all material respects as of the Closing Date except that if there occurs a breach (i) with respect to representations and warranties (other than those set forth in Sections 3.3 (Title to Shares) and 3.5 (Authority)) of the Shareholders, this condition shall be deemed satisfied unless such breach results in a Termination Event (as defined below) on the Company, and (ii) with respect to the representations and warranties of the Shareholders set forth in the first and last sentences of Section 3.2, Sections 3.3 and 3.5, this condition shall not be deemed satisfied for any breach thereof. For purposes of this Article, a "Termination Event" shall mean any changes or discoveries in the representations, warranties and schedules as disclosed by the Shareholders pursuant to Section 6.10 that in the reasonable judgment of the Purchaser have resulted or are reasonably likely to result in increased expenses, losses or liabilities of the Company which will total in the aggregate One Million Three Hundred Seventy Five Thousand Dollars ($1,375,000) or more.

                           b) Compliance With Conditions.  The Shareholders
shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to the Closing.

                           c)  Corporate   Authority.   The  execution  and
delivery of this Agreement by the Shareholders and the performance of its covenants and obligations under this Agreement, shall have been duly authorized by all necessary actions.

                           d) Absence of  Litigation.  At the Closing Date,
no Actions shall have been instituted in which it is sought to restrain or prohibit the consummation of this Agreement or the transactions contemplated herein or in which it is sought to obtain damages in excess of $250,000 against Purchaser in connection with this Agreement or the consummation of the transactions contemplated hereby.

                           e) Termination  Event. At the Closing Date there
shall have been no Termination Event with respect to the Company.

                           f)  Lease  Amendment.  The  Company  shall  have
entered into a lease amendment with Inter-Market Investment Group (the "Partnership") for the lease of the Company's premises (the "Lease") pursuant to which (i) the term of the Lease shall be for six (6) months following the date of Closing, (ii) following such six-month term, the Lease shall be on a month-to-month basis and during such period may be terminated by either party with thirty (30) days written notice, (iii) in the event the current sublessee of the Company's premises (the "Sublessee") renews the sublease (the "Sublease") upon the expiration thereof, the Company shall pay monthly rent to the Partnership equal to the amount of the monthly rental payment due under the Lease less the amount of the monthly rent, if any, paid under the Sublease (the "Sublease Rent") (it being understood that the Company shall include in such payment the amount of Sublease Rent, if any, received by the Company under the Sublease), and
(iv) all other terms and conditions of the Lease (including the amount of monthly rent) shall remain in full force and effect.

                           g)  Closing   Documents,   Actions,   Etc.   All
certificates, instruments and documents required to be delivered by or on behalf of the Shareholders at Closing, and all actions to be taken by the Shareholders at Closing, all as set forth in Section 9.1, shall have been delivered or taken.

                           h)  Assignments  and  Consents.   All  necessary
agreements, assignments and consents to the consummation by the Shareholders of the transactions contemplated by this Agreement, or otherwise pertaining to matters covered by it, shall have been obtained by the Shareholders and delivered to Purchaser on or prior to the Closing Date.

                           i) Resignation of Officers and Directors. To the
extent requested in writing by Purchaser prior to Closing Date, each officer and director of the Company shall have submitted his or her resignation effective as of the Closing Date.

                           j)  Termination of Employment  Agreements.  Each
existing employment agreement with the Shareholders and Elizabeth Li to which the Company is a party shall have been terminated effective as of the Closing Date.

                           k)  Life  Insurance   Policies.   The  Company's
obligations   to  pay  premiums  for  life   insurance   policies  for  the
Shareholders shall have been terminated.

                                  ARTICLE IX
                       ACTIONS TO BE TAKEN AT CLOSING

                  9.1  Actions  of  the   Shareholders.   At  Closing,   the
Shareholders shall deliver the following certificates, instruments and documents and take the following actions:

                           a) deliver to Purchaser a  certificate  executed
by each of the Shareholders, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.2(a) and 8.2(b) substantially in the form of Exhibit 9.1(a) to this Agreement;

                           b)  deliver  to  Purchaser  an  opinion  of  the
counsel for the Shareholders, dated the Closing Date, substantially in the form of Exhibit 9.1(b), with such modifications as shall be reasonably acceptable to legal counsel from Purchaser;

                           (c) deliver to Purchaser:  true copies, reviewed
by Good, Swartz & Berns, the Company's independent certified public accountants, of the Company's financial statements for the fiscal year ended December 31, 1997, which financial statements shall have been reviewed and prepared in conformity with generally accepted accounting principles consistently applied so as to fairly present the financial condition and results of operations of the Company for such period;

                           (d) to the extent the Shareholders have received
a written request for the resignations of directors of the Company, deliver to Purchaser the resignations of such directors;

                           (e)  deliver  to  Purchaser  stock  certificates
representing all the Shares, endorsed in blank or accompanied by stock powers duly executed in blank in proper form for transfer; and

                           (f)   deliver  to   Purchaser   the   Consulting
Agreement executed by Bernard A. Li and the Arnold Employment Agreement and the Hill Employment Agreement executed by Walter S. Arnold and Charles W. Hill, respectively.

                  9.2 Actions of Purchaser. At Closing, Purchaser shall deliver the following certificates, instruments and documents and take the following actions:

                           a) deliver  to the  Shareholders  a  certificate
executed by the President of Purchaser or other executive officer of the Purchaser, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 8.1(a) and 8.1(b);

                           b)  deliver  to the  Shareholders  duly  adopted
resolutions of the Board of Directors of Purchaser, certified by the Secretary or an Assistant Secretary of Purchaser, as of the Closing Date:

                                  (i)   authorizing   and   approving   the
execution and delivery of this Agreement and the purchase of the Shares by Purchaser and the consummation of the other transactions contemplated herein in accordance with the terms of this Agreement; and

                                  (ii) authorizing  and approving all other
necessary and proper corporate actions to enable Purchaser to comply with the terms hereof;

                           c) deliver to the  Shareholders a certificate of
incumbency, dated as of the Closing Date, as to the officers of Purchaser executing this Agreement and any certificate, instrument or document to be delivered at Closing, executed by the President and attested by the Secretary or an Assistant Secretary of Purchaser;

                           d) deliver  to the  Shareholders  a  certificate
from the Secretary of State of the state of incorporation of Purchaser dated not more than seven (7) days prior to the Closing Date, as to the legal existence and good standing of Purchaser under the laws of such state;

                           e)  deliver  to the  Shareholders  an opinion of
counsel, dated the Closing Date, substantially in the form of Exhibit 9.2(e), with such modifications as shall be reasonably acceptable to legal counsel for the Shareholders; and

                           f)   deliver   to   the    Shareholders    stock
certificates representing the Ashland Stock equivalent to the value of the Purchase Price.

                                  ARTICLE X
                 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                  All representations and warranties pursuant to this Agreement shall expire one (1) year after the Closing Date and shall thereafter be of no force and effect.

                                  ARTICLE XI
                              INDEMNIFICATION

                  11.1 Indemnification of Purchaser and the Company. Subject to the limitations set forth herein, the Shareholders shall indemnify and hold Purchaser, Company, and each of their shareholders, subsidiaries, affiliates, officers and directors harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, costs and expenses ("Costs") incurred or paid by an indemnified party arising out of the breach of any representation, warranty or covenant of the Shareholders in this Agreement.

Notwithstanding the foregoing:

                           a) no indemnification shall be made with respect
to any matter to the extent that insurance proceeds have been collected by the party to be indemnified with respect to such matter;

                           b) no  payment  under  indemnification  shall be
provided, unless and until the aggregate amount of all such matters exceed Two Hundred and Fifty Thousand Dollars $250,000.00 (the "Deductible");

                           c) the aggregate  amount of actual  amounts paid
by the Shareholders for breach of any representation, warranty or covenant of the Shareholders in this Agreement shall not exceed Two Million Dollars ($2,000,000.00) (the "Cap"); and

                           (d) each Shareholder's liability hereunder shall
be several and limited to the percentage of the total liability equal to such Shareholder's percentage of Shares on the Closing Date.

                  11.2 Indemnification of the Shareholders. Subject to the limitations hereinafter set forth, Purchaser shall indemnify and hold the Shareholders and each of its subsidiaries, affiliates, officers and directors harmless from, against, for and in respect of any and all damages, losses, settlement payments, obligations, liabilities, claims, costs and expenses paid by any such indemnified party (i) by reason of the breach of any representation or warranty of Purchaser contained or made in connection with Sections 4.1 through 4.6 or (ii) as a result of third party claims against such party arising out of the operations of the Company after the Closing Date.

                  11.3 Rules Regarding Indemnification.

                           a)  The  obligations  and  liabilities  of  each
Indemnifying party hereunder shall be subject to the following terms and conditions:

                                  (i)  The  Indemnified  party  shall  give
prompt written notice to the indemnifying party of any claim which might give rise to a claim by the indemnified party against the indemnifying party based on the Indemnity agreements contained in Sections 11.1 and 11.2 hereof, stating the nature and basis of said claims and the amounts thereof, to the extent known.

                                 (ii) In the  event  any  action,  suit  or
proceeding is brought against the indemnified party, with respect to which the Indemnifying party may have liability under the indemnity agreements contained in Sections 11.1 and 11.2 hereof, the action, suit or proceeding shall, upon the written acknowledgment by the indemnifying party that it is obligated to indemnify under such indemnity agreement, be defended (including all proceedings on appeal or for review) by the indemnifying party. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the indemnified party's own expense. In such cases, the indemnified party shall make available to the indemnified party and its attorneys and accountants all books and records of the indemnifying party relating to such proceedings or litigation and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

                                  (iii) With respect to any indemnification
based upon Taxes pursuant to Article V by the Shareholders for a period before Closing, no Shareholder shall be liable as to any such indemnification matter for which the Purchaser does not give a written notification to the Shareholders within 30 days after the earlier of (A) receipt by the Purchaser from the relevant taxing authority of a notice of deficiency with respect to such Taxes or (B) expiration of three (3) years following the due date (including extensions) for filing the Return for such Taxes (or, if earlier, the expiration of three (3) years following the date of actual filing of such Return).

                           b)  Neither  the   indemnified   party  nor  the
indemnifying party shall make any settlement of any claims without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. In addition, if, within ten (10) days of receipt of notice of a proposed settlement amount, the indemnified party notifies the indemnifying party that the terms of such proposed settlement are unacceptable to the indemnified party then the indemnified party shall undertake the defense of the litigation and the liability of the indemnifying party shall be limited to the amount of the proposed settlement. Further, if for any reason the indemnified party determines that it is in its best interests to handle the defense of a claim for which It is entitled to indemnification from the indemnifying party, the indemnified party and indemnifying party shall endeavor in good faith to reach an agreement by which the indemnified party shall release the indemnifying party in consideration for the payment by the Indemnifying party to the Indemnified party of the estimated value of the claim.

                           c) The  Purchaser's  sole and  exclusive  remedy
against any Shareholder for any breach of a representation, warranty, covenant or other obligation made in or imposed by this Agreement with respect to such Shareholder shall be a claim for indemnification subject to the limitations set forth in this Article XI. Notwithstanding anything herein to the contrary, the Cap shall not apply (i) to the breach by a Shareholder of the representations and warranties contained in the first and last sentences of Section 3.2 (Capitalization of the Company) and in Sections 3.3 (Title to Shares) and 3.5 (Authority), or (ii) in the event the Company has borrowed or agreed to borrow any funds under a new bank line of credit or similar arrangement (that is, other than under lines of credit or other agreements for indebtedness in effect as of the date of the Current Financial Statements), and paid or distributed the proceeds to or for the benefit of the Shareholders in violation of this Agreement; provided, however, that in the event of any such breach or event described in clauses (i) and (ii) of this subsection (c), the Purchaser's claim for indemnification shall be limited to the amount of proceeds received by such Shareholder for the purchase of such Shareholder's Shares.

                           d)  With   respect   to  any  matter  for  which
indemnification has been provided hereunder the indemnified party hereby covenants and agrees to cooperate with the indemnifying party to assign any of its rights under any Insurance policy in the indemnified party's name against a loss covered by such policy.

                           (e)  Liability for  indemnification  obligations
hereunder shall be subject to reduction for any tax benefit as and when realized in connection with the loss or damage suffered by such person which forms the basis of the indemnifying person's liability hereunder.

                           (f)  Notwithstanding  anything in this Agreement
(including without limitation the indemnity set forth in Schedule 3.9), (i) in no event shall the liability of a Shareholder for breach of any or all of the warranties, representations and/or covenants of such Shareholder in this Agreement (including without limitation such indemnity and the indemnities in Article V and this Article XI) exceed the Purchase Price received by such Shareholder, except in the case of actual fraud by such Shareholder, and (ii) with respect to any obligation of the Shareholders for the breach of a representation, warranty or covenant in this Agreement (including without limitation any agreement to indemnify and Schedule 3.9) as to which the Cap is not applicable, (I) the liability of each Shareholder shall be several, (II) where and to the extent the breach arises from an action of one or more of the Shareholders, each Shareholder shall be liable only for his breach, and (III) in the case of a breach not described in the preceding clause (II), any amount recoverable by Purchaser shall only be recoverable from the Shareholders pro-rata in proportion to their holdings of Company stock.

         11.4 Tax Benefits. In determining the amount of any claims of Purchaser ("Purchaser Claims"), such amount shall be reduced by the amount of any tax benefit effects (collectively, the "Tax Effects") accruing to Purchaser related to the Purchaser's Claims or to the payments made pursuant to such Claims. Tax Effects shall include without limitation any tax refunds not shown as an asset on the reviewed balance sheet of the Company prepared as of December 31, 1997 which are obtained for any tax periods ending on or prior to the Closing Date, whether or not directly related to any Purchaser Claims or to any payment made pursuant to such Claims, other than a tax refund to the extent attributable solely to a carryback to a period ending on or before the Closing Date of a tax item from a taxable period beginning on or after the Closing Date. The Tax Effects shall be determined by taking into account all facts and circumstances existing at the Closing Date through the future date(s) to which such benefits run (to the extent of the present value thereof, discounted at the applicable short term applicable federal rate, as of the date of such indemnification). For purposes of determining the time or times at which Tax Effects shall be taken into account to reduce any indemnification claims hereunder, the parties agree that Tax Effects shall reduce the amount of any indemnification claims under this Article XI only if, as and when actually realized by Purchaser. In the event a Shareholder has paid Purchaser for an indemnification claim which is later subject to reduction due to a Tax Effect, Purchaser shall promptly pay such amount to the Shareholder at the time Purchaser if, as and when such Tax Effect is actually realized by the Purchaser.

                                  ARTICLE XII
                          TERMINATION OF AGREEMENT

                  12.1 Termination. This Agreement may be terminated prior to the Closing as follows:

                           a) At the  election of the  Shareholders  or the
Purchaser, if for any reason the Closing has not occurred on or before February 15, 1998, (time being of the essence in respect of the transactions contemplated by this Agreement);

                           b) At  the  election  of  the  Purchaser  or the
Shareholders, if any legal proceeding is threatened or commenced by any governmental or regulatory body or person (other than the Shareholders or the Purchaser or any affiliate of the Shareholders or the Purchaser) to restrain, modify or prevent the carrying out of the transactions contemplated under this Agreement and either Purchaser or the Shareholders, as the case may be, reasonably and in good faith deems it impractical or inadvisable to proceed in view of such legal proceeding or threat thereof;

                           c) At any time on or prior to the Closing  Date,
by written consent of the Purchaser and the Shareholders;

                           d) By the Shareholders, if there has been: (i) a
material   misrepresentation  on  the  part  of  Purchaser  of  Purchaser's representations and warranties contained in this Agreement ; or (ii) a material breach by Purchaser of any covenant or agreement of Purchaser contained in this Agreement; or

                           e)  By  Purchaser,  if  there  has  been:  (i) a
material misrepresentation on the part of the Shareholders of the representations and warranties of the Shareholders contained in this Agreement where such misrepresentation constitutes a Termination Event (as defined in Section 8.2(a)); or (ii) a material breach by the Shareholders of any covenant or agreement of the Shareholders contained in this Agreement.

                  12.2 Survival. In the event this Agreement is terminated pursuant to Section 12.1 and the transactions contemplated hereby are not consummated as described above, this Agreement shall be of no further force and effect, except for the provisions of Sections 6.8, 7.1 and 13.4, which shall survive in accordance with their own respective terms.

                  12.3 Termination Upon Default or Abandonment If this Agreement terminates as a result of a breach by a party, then in addition to any other remedy which may be afforded to the non-breaching party, such non-breaching party shall be entitled to receive from the breaching party reimbursement for all reasonable costs and expenses (including attorney's fees) incurred by such non-breaching party incident to this Agreement and the transactions contemplated herein.

                  12.4 Termination Fee. In recognition of the considerable time and expense that the Shareholders have expended and will expend in entering into this Agreement and the other transactions contemplated hereby, and in order to induce the Shareholders to enter into such transactions, in the event the Merger is not consummated due to the failure by the Purchaser to meet the conditions set forth in Article VIII above or the failure by the Purchaser to use its commercially reasonable efforts to meet such conditions, the Purchaser shall promptly pay to the Shareholders (pro-rata) in cash the sum of One Million Dollars ($1,000,000) (the "Termination Fee"), which fee shall be full and complete compensation to the Shareholders as a result of such failure and, upon the making of such payment (provided such payment is timely made in accordance with the terms of this Agreement), there shall be no further obligation to the Shareholders by the Purchaser pursuant to this Agreement; provided, however, the Termination Fee shall not be paid in the event the Merger is not consummated as a result of: (i) a Termination Event (as defined in
Section 8.2(a), or (ii) the discovery by Purchaser of facts not known to Purchaser as of the effective date of this Agreement that indicate that the Shareholders or the Company have violated existing law with respect to the conduct of the Company's business which violation (a) results in or could reasonably be expected to result in increased expenses or liabilities of the Company which total in the aggregate $1,375,000 or more, or (b) if such violation is not quantifiable as to dollar amount, results in or could reasonably be expected to result in a substantial detrimental effect on the business of the Company. In the event Purchaser determines that the Termination Fee is not payable pursuant to clause (i) or (ii) above, it shall provide written notice of such determination to the Shareholders within five (5) business days following demand therefor by the Shareholders, which notice shall set forth with specificity the basis upon which Purchaser has made such termination (including all facts available to Purchaser with respect thereto). The parties hereto acknowledge and agree that, other than as provided in this Section 12.4, the Purchaser's obligation to pay the Termination Fee shall not be subject to other conditions precedent to Purchaser's obligations under this Agreement.


                                ARTICLE XIII
                               MISCELLANEOUS

                  13.1 Further Assurances. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby, including but not limited to, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as Purchaser or its counsel may request. In order to perfect title of Purchaser and its successors and assigns to the Shares or as the Shareholders, or its counsel may reasonably request in order to effectuate the purposes of this Agreement.

                  13.2 No Other Beneficiaries. This Agreement is being made and entered into solely for the benefit of Purchaser and the Shareholders and neither Purchaser nor the Shareholders intends hereby to create any rights in favor of any other person, as a third party beneficiary of this Agreement or otherwise.

                  13.3 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered by personal delivery, mail, overnight courier or telecopier. Such communications shall be deemed given, if by personal delivery, when received if by mail, when mailed by certified or registered mail (postage prepaid and return receipt requested); or if by overnight courier or telecopier, when delivered to such courier or sent by telecopier (provided that the party giving the notice has confirmation of such delivery or sending), and in each case, addressed to the party to whom notice is to be given as set forth below:

                  To the Shareholders:      Bernard A. Li
                                            P.O. Box 8705
                                            Rancho Santa Fe, California 92067

                                            Charles W. Hill
                                            1555 Pearl Heights Road
                                            Vista, California 92083

                                            Walter S. Arnold
                                            25595 Madero Way
                                            Temecula, California 92590

                  To the Company:           Eagle One Industries
                                            5927 Landau Court
                                            Carlsbad, California 92008

                  To Purchaser:             The Valvoline Company,
                                             a division of Ashland Inc.
                                            3499 Blazer Parkway
                                            Lexington, Kentucky 40509
                                            Attn: President

Any party may, by notice given in accordance with this Section to the other parties, designate another address or person for receipt of notices hereunder.

                  13.4 Costs and Expenses. Except as otherwise provided in this Agreement, the Shareholders and Purchaser shall each pay their own expenses incident to this Agreement and the transactions contemplated herein, including, without limitation, fees of attorneys and accountants, irrespective of whether such transactions shall be consummated.

                  13.5 Access After Closing. After the Closing, Purchaser shall give the Shareholders reasonable access to the personnel and the
books  and  records  of  the  Company,   and   cooperate   and  assist  the
Shareholders, to enable the Shareholders to perform the functions described in Section 1.2 or to respond to any governmental audit or investigation, any litigation or claim, or any tax-related matters which relate to activities of the Company prior to Closing.


                  13.6 Employee Plans.

                           a) Qualified Plan Termination.  The Shareholders
hereby jointly and severally agree to take all necessary, proper, convenient and legally permissible actions to cause the Company to freeze benefit accruals under any other plan qualified under section 401(a) of the Code (collectively referred to as "Qualified Plans") that it maintains within a reasonable time prior to the Closing Date and commence procedures designed to terminate the Qualified Plans as soon as reasonably possible thereafter. Such actions to freeze benefit accruals and terminate the Qualified Plans shall include, but not be limited to, the adoption of plan amendments and/or Board of Directors resolutions the making of required notifications under the terms of the Qualified Plans and under law and the filing for a favorable determination letter with the IRS upon the Qualified Plans' termination. The Shareholders shall be jointly and severally liable for completing all actions required to terminate the Qualified Plans, including any such actions and related activities which occur after the Closing Date. Purchaser hereby agrees to reasonably cooperate with the Shareholders to provide access to it of any information and other materials it may reasonably require to accomplish the termination of the Qualified Plans. In connection with the termination of the qualified Plans, all participants thereunder who are affected by the termination shall become completely vested in their accrued benefits thereunder, to the extent funded.

                           (b)  To the  extent  allowed  by law  and by the
terms of the benefit plans themselves, the benefits made available by the Company to its employees as of the Closing Date shall continue to be made available to the Company's employees on the same terms and conditions for the term of their continued employment by the Company or, alternatively with respect to life, long-term disability and medical benefits, Purchaser may cause the Company to make available instead the corresponding life, long-term disability and medical benefit plans afforded generally to employees of Ashland Inc.

                  13.7 Notices Regarding Insured Claims. Purchaser shall provide the Shareholders with timely written notice of any claim for which insurance coverage is provided under the policies listed on Schedule for occurrences prior to the Closing Date that might reasonably exceed the
applicable   primary  policy  limit.  Upon  receipt  of  such  notice,  the
Shareholders shall timely notify the appropriate insurance carrier of such claim and the parties agree to cooperate with each other with respect to the filing of any such claim.

                  13.8  Entire  Agreement.  This  Agreement,   including  the
Exhibits and Schedules and such other related agreements, contains the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersedes all prior agreements, written or oral, with respect thereto (including without limitation representations, warranties and covenants contained in materials previously delivered by the Shareholders to the Purchaser).

                  13.9 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the parties hereto or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver of any partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. From time to time prior to the Closing Date, the Shareholders shall promptly supplement or amend any schedules hereto which would have been required to be set forth or described in such a schedule which is necessary to correct any information in a schedule which has become inaccurate.

                  13.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws provisions of such jurisdiction.

                  13.11 Jurisdiction. Jurisdiction and venue in an action against a Shareholder (other than a counterclaim or cross-claim in a proceeding filed by a Shareholder in another jurisdiction or venue) in any matter arising out of or connected with the transactions contemplated by this Agreement or documents or instruments executed or delivered in connection therewith shall be proper only where such Shareholder (i) resides, (ii) is domiciled, or (iii) carries on an active trade or business directly, through an agent, or through an entity in which such Shareholder holds more than ten percent (10%) of the voting power (provided, however, that any activity by a Shareholder on behalf of the Company or Purchaser shall not be considered to be so carrying on such a trade or business). Circumstances where a Shareholder shall be considered to be carrying on a trade or business shall include, but shall not be limited to, rendering material personal services as an employee or independent contractor only where such Shareholder is physically present when performing such services. Jurisdiction and venue shall be proper in all cases in San Francisco, Los Angeles, Orange and San Diego Counties, California.

                  13.12 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their legal successors and representatives. This Agreement shall not be assignable except by operation of law by the Purchaser or the Shareholders without the prior written consent of the other party hereto.

                  13.13 Waiver of Conflict. The Purchaser acknowledges that the Company and the Shareholders have been represented by Sheppard, Mullin, Richter & Hampton LLP in connection with this transaction and in other matters, and the Purchaser hereby agrees to waive on behalf of itself and the Company any and all conflicts of interest and privileges that may apply to any future representation by such firm of the Company, the Shareholders or their respective affiliates in connection with disputes arising from the transactions contemplated hereby or in connection with any other matters.

                  13.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Delivery of an executed counterpart of the signature page to this Agreement by facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement; provided, that any party so delivering an executed counterpart by facsimile shall thereafter promptly deliver a manually executed counterpart of this Agreement to the other party, but failure to deliver such manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

                  13.15 Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to sections, subsections, clauses, exhibits and schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                  13.16 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

                  13.17 Notices Regarding Representations, Warranties and Covenants.

                           a)  The  Shareholders   shall  notify  Purchaser
promptly of any event or occurrence prior to Closing that would cause any representation or warranty set forth in Article III or V of this Agreement or any covenant of the Shareholders set forth in Article V or VI of this Agreement to be untrue and incorrect.

                           b)  Purchaser   will  notify  the   Shareholders
promptly of any event or occurrence prior to Closing that would cause any representation of warranty set forth in Article IV of this Agreement or any covenant of Purchaser set forth in Article VII of this Agreement to be untrue or incorrect.


                  IN WITNESS WHEREOF, the Shareholders, the Purchaser and the Company have or have caused their respective authorized representatives to execute this Agreement effective as of the date first above written.


                                   ASHLAND INC., through its division
                                   known as THE VALVOLINE COMPANY

                                   By:    /s/ James J. O'Brien
                                         -------------------------------------
                                   Title:  Senior Vice President
                                         -------------------------------------


                                   THE LI FAMILY TRUST


                                        /s/ Bernard A. Li
                                   -------------------------------------------
                                   By: Bernard A. Li, Trustee


                                        /s/ Bernard A. Li
                                   -------------------------------------------
                                   BERNARD A. LI


                                        /s/ Charles W. Hill
                                   -------------------------------------------
                                   CHARLES W. HILL


                                        /s/ Walter S. Arnold
                                   -------------------------------------------
                                   WALTER S. ARNOLD



                                   EGL-1, INC., a California corporation



                                   By:      /s/  Bernard A. Li
                                         -------------------------------------
                                   Title:    President
                                         -------------------------------------